UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2019

Energy Recovery, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34112	01-0616867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1717 Doolittle Dr., San Leandro, CA 94577
(Address if Principal Executive Offices)(Zip Code)

510-483-7370
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common	ERII	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2019, Chris Gannon gave notice to the Board of Directors (the “Board”) of Energy Recovery, Inc. (the “Company”) that he intends to resign from his position as the Company’s President and Chief Executive Officer and as a member of the Board, effective November 1, 2019. Mr. Gannon has served on the Board since May 2018 and did not serve on any Board committees.

Mr. Gannon decision to resign from the Board was not related to any disagreement with the Company's management on any matter related to the Company's operations, policies or practices.

In connection with Mr. Gannon’s resignation, on November 1, 2019, the Board appointed Robert Y. L. Mao, age 75, to serve as the Company’s Interim President and Chief Executive Officer, effective November 1, 2019, to serve in these positions until a permanent successor is appointed by the Board. Mr. Mao will retain his board seat and chairmanship during the transition. Mr. Mao has served as a member of our Board of Directors since 2010 and was appointed Chairman of the Board in March 2019, effective in June 2019. Mr. Mao also serves as a member of the Audit Committee of the Board. When Mr. Mao begins his service as the Company’s Interim President and Chief Executive Officer, he will no longer serve on the Audit Committee. Mr. Mao’s compensation in connection with his role as Interim President and Chief Executive Officer has not yet been determined and will be set by the Company’s Compensation Committee at a later date, at which time the Company will file an amendment to this Current Report on Form 8-K to disclose the material terms. In addition, the Board appointed Arve Hanstveit, age 64, to serve as the Board’s Lead Independent Director until the Company’s 2020 Annual Meeting of Shareholders.

Mr. Mao has more than thirty years of executive experience in the technology and telecommunications industries across Asia, the United States, and Europe. In addition to serving on Energy Recovery’s Board of Directors, he is currently a member of the Board of Directors of privately held Ubee Interactive Corporation, a supplier of broadband access equipment and devices to multimedia and telecom service providers worldwide. Mr. Mao also previously served on the Board of Directors of Hon Hai Precision Ind. Co. Ltd (Foxconn), the world’s largest contract manufacturer supplying high tech products to world leading companies including Apple, Amazon, Dell, Microsoft, and Hewlett-Packard Company (Hewlett-Packard). In 2013 Mr. Mao was named Chairman, China Region for Hewlett-Packard Company (Hewlett-Packard). He retired from Hewlett-Packard in 2016. Mr. Mao served as Chief Executive Officer of 3Com Corporation (3Com) from 2008 to 2010 and completed the sale of 3Com to Hewlett-Packard in 2010. Mr. Mao was also a member of the Board of Directors of 3Com from 2007 to 2010. 3Com was a Nasdaq listed S&P 500 company providing computer networking and security solutions and products to public and private enterprises worldwide. Prior to 3Com Corporation, he worked for Nortel Networks, a broad-based communications technology company, as Chief Executive Officer of the company’s Greater China operations from 1997 to 2006. Before joining Nortel, he was regional president of the Greater China region for Alcatel-Lucent from 1995 to 1997. He also held executive positions at Alcatel and ITT in Asia and the United States. Mr. Mao holds a B.S. in Material Science and a M.S. in Metallurgical Engineering from Cornell University and a M.B.A. in Management from the Massachusetts Institute of Technology (MIT).

Mr. Mao has no family relationships with any current director, director nominee, or executive officer of the Company, and there are no transactions or proposed transactions, to which the Company is a party, or intended to be a party, in which Mr. Mao has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

(d)     Exhibits

Exhibit Number	Description
99.1	Press Release of Energy Recovery, Inc. dated November 4, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    November 4, 2019

Energy Recovery, Inc.

By:	/s/ William Yeung
William Yeung
General Counsel